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                                                                    EXHIBIT 10.7

May 27, 1997

Fred Liao
Overland Company
147 E. Olive Avenue
Monrovia, CA 91016

Dear Fred:

This letter confirms our understanding that the Overland Opportunity Fund, LLC, agrees to purchase the Northwest corner of Washington and Kalmia Streets in Murrieta for the cash purchase price of $110,000.

Escrow will be held at First American Title Company and shall close as soon as escrow is in a position to do so. The best estimate of closing is one week. You will be provided with the correct legal description and a current preliminary title report.

Please sign this document and fax it back to us immediately. It will be followed by the appropriate escrow instructions.

Very truly yours,

/s/  Ira C. Norris
-------------------------------------------
Ira C. Norris
Chairman/CEO

ICN/ajb

Agreed and Accepted:

OVERLAND OPPORTUNITY FUND, LLC
a California limited liability company


    /s/  Fred E. Liao
By:----------------------------------------
         Fred E. Liao
         President
         Overland Company, Inc., Manager